EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2000, with respect to the consolidated financial statements and schedules of Golden Books Family Entertainment, Inc. and Subsidiaries, included in Amendment No. 1 to the Registration Statement (Form S-1, Registration No. 333-35880) and related Prospectus of Golden Books Family Entertainment, Inc. and Subsidiaries for the registration of 3,477,832 shares of its Common Stock and $34,011,200 of its 10.75% Senior Secured Notes due 2004.


                                              Ernst & Young LLP

New York, New York
May 5, 2000





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